EXECUTION VERSION

AMENDMENT NO. 1 TO FACILITY AGREEMENT

AMENDMENT NO. 1 (this “Amendment”) dated as of April 22, 2013 to the Letter of Credit Facility Agreement dated as of June 13, 2011 (the “Facility Agreement”) among Tower Automotive Holdings USA, LLC, a Delaware limited liability company (the “Borrower”), Tower International, Inc. (“Holdings”), JPMorgan Chase Bank, N.A., as L/C Participant, and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”) and issuing lender.

The parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Facility Agreement has the meaning assigned to such term in the Facility Agreement. Each reference to (x) “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Facility Agreement and (y) “thereof”, “thereunder”, “therein” and “thereby” and each other similar reference and each reference to the Facility Agreement and each other similar reference contained in the other Loan Documents shall, in each case, as of the Amendment Effective Date (as defined below), refer to the Facility Agreement as amended hereby.

Section 2. Amendments.

(a)          The definition of “Permitted Refinancing Indebtedness” in Section 1.1 of the Facility Agreement is amended by inserting the following new paragraph at the end thereof:

“Notwithstanding the foregoing, the following shall constitute “Permitted Refinancing Indebtedness”: Indebtedness in the form of one or more tranches of term loans incurred to Refinance the Secured Notes, provided that (i) the aggregate amount of such Indebtedness does not exceed $430,000,000, (ii) such Indebtedness contains covenants and events of default that are customary for term loan financings of such type, as determined in good faith by the Borrower (it being understood that a financial maintenance covenant shall be permitted), (iii) such Indebtedness satisfies any otherwise applicable requirements set forth in clauses (b) and (c) in the preceding paragraph and (iv) the proceeds of such Indebtedness are used solely to Refinance the Secured Notes and/or, directly or indirectly, up to $25,000,000 of Indebtedness of one or more Foreign Subsidiaries and to pay accrued and unpaid interest thereon and applicable fees, expenses, penalties and premiums in connection therewith from time to time (including, for the avoidance of doubt, after the date on which such Indebtedness is incurred).”

(b)          Clause (y) of the proviso in paragraph (a) of the definition of “Permitted Restrictions” in Section 1.1 of the Facility Agreement is amended by inserting the following parenthetical “(other than the Permitted Refinancing Indebtedness described in the last paragraph of the definition of such term)” immediately after the phrase “Permitted Refinancing Indebtedness”.

(c)          Section 6.3(q) of the Facility Agreement is amended and restated to read in its entirety as follows:

(q)  (i) Indebtedness incurred under the Secured Notes Indenture, (ii) [reserved] and (iii) Permitted Refinancing Indebtedness incurred to Refinance Indebtedness permitted pursuant to clause (i), (ii) or this clause (iii) or as otherwise contemplated by clause (iv) of the definition of Permitted Refinancing Indebtedness.

Section 3. Representations of Loan Parties. Each Loan Party represents and warrants that (a) the representations and warranties of the Loan Parties contained in the Facility Agreement and the other Transaction Documents are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as if made on and as of such date (unless such representation or warranty is made only as of a specific date, in which event such representation or warranty is true and correct in all material respects as of such specific date) and (b) no Default or Event of Default has occurred and is continuing on the Amendment Effective Date.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart hereof.

Section 5. Effectiveness. This Amendment shall become effective on the date when the following conditions are met (the “Amendment Effective Date”):

(a)          the Agent shall have received from each of the Borrower and Holdings and the L/C Participant party hereto, who constitutes the Required L/C Participants, (x) a counterpart of this Amendment signed on behalf of such party or (y) evidence satisfactory to the Agent (which may include a facsimile or other electronic transmission) that such party has signed a counterpart of this Amendment; and

(b)          the Borrower shall have paid all expenses of the Agent payable pursuant to Section 9.5(a) of the Facility Agreement to the extent invoiced on or prior the Amendment Effective Date (including, without limitation, the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett LLP).

Section 6. Reference To and Effect Upon the Facility Agreement.

(a)          Except as expressly set forth herein, all terms, conditions, covenants, representations and warranties contained in the Facility Agreement and the other Transaction Documents and all rights of the Agent, the Issuing Lender, and the L/C Participants and all obligations of the Loan Parties, shall remain in full force and effect. Each Loan Party hereby confirms that the Facility Agreement and the other Transaction Documents are in full force and effect.

(b)          This Amendment shall constitute a Transaction Document for all purposes of the Facility Agreement and all the other Transaction Documents.

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Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TOWER AUTOMOTIVE HOLDINGS USA,
LLC

By:	/s/ Mark M. Malcolm
	Name:	Mark M. Malcolm
	Title:	President and Chief Executive Officer

TOWER INTERNATIONAL, INC.

By:	/s/ Mark M. Malcolm
	Name:	Mark M. Malcolm
	Title:	President and Chief Executive Officer

[Signature page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as
Agent, Issuing Lender and L/C Participant

By:	/s/ Andrew C. Faherty
	Name:	Andrew C. Faherty
	Title:	Authorized Signatory

[Signature page to Amendment No. 1]